Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3, File No. 333 - 147138) of Omega Navigation Enterprises Inc. and in the related Prospectus of our reports dated June 9, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Omega Navigation Enterprises Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2007.

Athens, Greece
June 9, 2008